77C:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 3, 2008 there was a Special Meeting of Shareholders of the Diamond Hill Financial Trends Fund (the "Trust"). The Trust's shareholders voted upon the following matters relating to the reorganization:

      1. To approve a new Investment Advisory Agreement between the Financial Trends Fund, Inc. and Diamond Hill Capital Management, Inc.;

      2. To amend Investment Restriction No. 6 to permit the Financial Trends Fund, Inc. to make short sales of securities; and

      3. To amend the Articles of Incorporation of the Financial Trends Fund, Inc. to delete Article Tenth in its entirety.


1. To approve a new investment advisory between the Trust and Diamond Hill Capital Management, Inc.

                      Number of             % of Outstanding        % of Shares
                      Shares                Shares                      Voted
--------------------------------------------------------------------------------

Affirmative           1,707,198                42.75%                    72.83%
Against                 569,063                14.25%                    24.28%
Abstain                  67,881                 1.70%                     2.90%

TOTAL                 2,344,142                58.70%                   100.01%


2. To amend Investment Restriction No. 6 to permit the Financial Trends Fund, Inc. to make short sales of securities.

                      Number of             % of Outstanding        % of Shares
                      Shares                Shares                      Voted
--------------------------------------------------------------------------------

Affirmative           1,667,452                41.76%                    71.13%
Against                 613,983                15.38%                    26.19%
Abstain                  62,707                 1.57%                     2.68%

TOTAL                 2,344,142                58.71%                   100.00%


3. To amend the Articles of Incorporation of the Financial Trends Fund, Inc. to delete Article Tenth in its entirety.

                      Number of             % of Outstanding        % of Shares
                      Shares                Shares                      Voted
--------------------------------------------------------------------------------

Affirmative           1,715,062                42.95%                    73.16%
Against                 538,814                13.49%                    22.99%
Abstain                  90,268                 2.26%                     3.85%

TOTAL                 2,344,144                58.70%                   100.00%